EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-28389, 033-82210 and 333-29089) of Howell
Corporation of our report dated February 27, 1998, relating to the Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties Acquisition which appears in the Current Report on Form 8-K/A of Howell Corporation dated December 18, 1997.



PRICE WATERHOUSE LLP

Chicago, Illinois
March 3, 1998